Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel Maudlin
Vice President of Finance and Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. ANNOUNCES LEADERSHIP CHANGE

•                  Company to host conference call on May 29, 2018 at 9:00 a.m. ET

KOKOMO, IN, May 29, 2018 — Haynes International, Inc. (NASDAQ GM: HAYN) (the “Company”), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys, announced today that Mark Comerford, President and Chief Executive Officer and a director of the company, has informed the Board of Directors of his intention to retire from those positions, remaining with the Company as an advisor through the end of the current fiscal year ending September 30, 2018.

Michael Shor, Chairman of the Board, will act as interim President and CEO commencing as of the date of this press release until the search for a new President and CEO is complete. Mr. Shor is a thirty-year veteran of the metals industry and has been a member of the Board of Directors of Haynes since 2012. In his last position as Executive Vice President of Carpenter Technology Corporation, Mr. Shor was responsible for the performance of Carpenter Technology’s operating divisions.  In his advisory role, Mr. Comerford will assist Mr. Shor during this transition period.

Mr. Shor commented “The Board would like to express its appreciation to Mr. Comerford for his leadership while at Haynes.  We look forward to continuing to strengthen the Company and its operations as we undertake a comprehensive search for a new CEO.”

Mr. Comerford commented “It has been a great privilege to work with the people and customers of Haynes over the past 10 years.  We rebuilt the foundation of the business, and I’m proud of the work our people have done to develop the pipeline of products and applications that I believe will be critical as we look forward.  I’ve known Mike Shor for almost 30 years, and I believe he is the right person to step into this role at Haynes.  I will always be available to assist Mike and Haynes whenever I can be of service.”

The Company will host a conference call beginning at 9:00 a.m. Eastern Time on Tuesday, May 29, 2018. Mr. Shor and Mr. Comerford will host the call and be available to answer questions. To participate, please dial the teleconferencing number shown below five minutes prior to the scheduled conference time.

Date:                  Tuesday, May 29, 2018

Time:                9:00 a.m. Eastern Time

Dial-in Numbers:	877-407-8033 (Domestic)

201-689-8033 (International)

A live Webcast of the conference call will be available at www.haynesintl.com.

For those unable to participate a teleconference replay will be available from Tuesday, May 29, 2018 at 11:00 a.m. Eastern Time, through 11:59 p.m. Eastern Time on June 28, 2019. To listen to the replay, please dial:

Replay Access:	877-481-4010

Conference:	33494

A replay of the Webcast will also be available at www.haynesintl.com.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace, industrial gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact made in this press release are forward-looking statements.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, those risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2017.  Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.